Exhibit 99.1

CONTACT:

Tierney Saccavino

tsaccavino@acorda.com

FOR IMMEDIATE RELEASE

Acorda Therapeutics Reports First Quarter 2022 Financial Results

•	INBRIJA® (levodopa inhalation powder) Q1 2022 net revenue of $3.7 million; 26% decrease from Q1 2021
•	AMPYRA® (dalfampridine) Q1 2022 net revenue of $14.9 million; 27% decrease from Q1 2021
•	2022 AMPYRA net sales guidance reiterated at $68-$78 million
•	Agreements with Biopas Laboratories to commercialize INBRIJA in Latin America
•	Launch of INBRIJA in Germany expected in June 2022

ARDSLEY, N.Y. – May 11, 2022 – Acorda Therapeutics, Inc. (Nasdaq: ACOR) today provided a business update and reported its financial results for the first quarter ended March 31, 2022.

“Although Q1 over Q1 net sales decreased, we believe that this is not reflective of a trend for either Inbrija or Ampyra. We were pleased to see that as the Omicron wave waned, net sales of both products rebounded substantially. In particular, Inbrija sales, which were similar in January and February, increased by approximately 85% in March over February and continued to increase through April,” said Ron Cohen, M.D., Acorda’s President and Chief Executive Officer. “In addition, while we historically have seen Q4 to Q1 declines due to patient overstocking in Q4 and insurance resetting in January, the decline was exacerbated this year due in part to a significantly higher estimate for discounts and allowances, or D&A, in Q1 2022 compared to Q1 2021. We expect D&A charges to be lower over the remainder of the year, and we are reiterating our 2022 guidance of $68M-$78M in Ampyra net sales.”

INBRIJA Ex-US

Today Acorda announced distribution and supply agreements with Biopas Laboratories to commercialize INBRIJA in nine countries within Latin America, including Brazil and Mexico. Under the terms of the agreements, Acorda will receive a significant, double-digit, tiered percentage of the selling price of INBRIJA in Latin America in exchange for supply of the product. Acorda will also receive sales-based milestones.

Esteve plans to launch INBRIJA in Germany in June 2022. Germany is the largest pharmaceutical market in Europe, and the fourth largest in the world.

First Quarter 2022 Financial Results

For the quarter ended March 31, 2022, the Company reported INBRIJA net revenue of $3.7 million, compared to $5.0 million for the same quarter in 2021.

The Company reported AMPYRA net revenue of $14.9 million, compared to $20.3 million for the same quarter in 2021. As previously disclosed, AMPYRA lost its exclusivity and generics entered the market in 2018, and the Company expects AMPYRA revenue to continue to decline.

Research and development (R&D) expenses for the quarter ended March 31, 2022 were $1.7 million, including negligible share-based compensation expenses, compared to $4.7 million, including $0.2 million of share-based compensation for the same quarter in 2021.

Sales, general and administrative (SG&A) expenses for the quarter ended March 31, 2022 were $26.9 million, including $0.5 million of share-based compensation, compared to $34.0 million, including $0.5 million of share-based compensation for the same quarter in 2021.

Change in fair value of derivative liability for the quarter ended March 31, 2022 was negligible, compared to $0.2 million for the same quarter in 2021.

Provision for income taxes for the quarter ended March 31, 2022 was $0.2 million, compared to a benefit from income taxes of $3.2 million for the same quarter in 2021.

The Company reported a GAAP net loss of $25.6 million for the quarter ended March 31, 2022, or $1.93 per diluted share. GAAP net loss in the same quarter of 2021 was $33.5 million, or $3.53 per diluted share.

Non-GAAP net loss for the quarter ended March 31, 2022 was $22.0 million, or $1.66 per diluted share. Non-GAAP net loss in the same quarter of 2021 was $23.3 million, or $2.46 per diluted share. This quarterly non-GAAP net loss measure, more fully described below under “Non-GAAP Financial Measures,” excludes share-based compensation charges, non-cash interest charges on our debt, changes in the fair value of acquired contingent consideration, changes in the fair value of derivative liability related to our 2024 convertible senior secured notes, and expenses that pertain to non-routine corporate restructurings. A reconciliation of the GAAP financial results to non-GAAP financial results is included with the attached financial statements.

At March 31, 2022, the Company had cash, cash equivalents, and restricted cash of $51.5 million, compared to $65.2 million at year end 2021. Restricted cash includes $18.6 million in escrow related to the 6% semi-annual interest portion, payable in cash or stock, of the convertible note exchange completed in December 2019. If the Company elects to pay interest due in stock, a corresponding amount of the restricted cash will be released from escrow.

Financial Guidance

For the full year 2022, Acorda continues to expect AMPYRA net revenue to be $68 – $78 million, and operating expenses to be $110 – $120 million. The operating expense guidance is a non-GAAP projection that excludes restructuring costs and share-based compensation as more fully described below under “Non-GAAP Financial Measures.”

Webcast

To participate in the Webcast, please use the following pre-registration link:

•	https://event.on24.com/wcc/r/3723569/6748F9A544568ED252317BCE137DC161

If you register for the Webcast, you will have the opportunity to submit a written question for the Q&A portion of the presentation. Once you have registered, you will receive a confirmation email with Webcast details. You will receive an email 2 hours prior to the start of the webcast with the link to join. The presentation will be available on the Investors section of www.acorda.com.

A replay of the call will be available from 7:30 p.m. ET on May 11, 2022 until 11:59 p.m. ET on June 10, 2022. To access the replay, please dial 1 866 813 9403 (domestic) or +44 204 525 0658 (international); reference code 258745. The archived webcast will be available in the Investor Relations section of the Acorda website at www.acorda.com.

Non-GAAP Financial Measures

This press release includes financial results prepared in accordance with accounting principles generally accepted in the United States (GAAP) and also certain historical and forward-looking non-GAAP financial measures. In particular, Acorda has provided non-GAAP net income (loss), adjusted to exclude the items below, and has provided 2022 operating expense guidance on a non-GAAP basis. Non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP. However, the Company believes that the presentation of non-GAAP net income (loss), when viewed in conjunction with actual GAAP results, provides investors with a more meaningful understanding of our ongoing and projected operating performance because this measure excludes (i) non-cash compensation charges and benefits that are substantially dependent on changes in the market price of our common stock, (ii) non-cash interest charges related to the accounting for our convertible debt which are in excess of the actual interest expense owing on such convertible debt, as well as non-cash interest related to the Fampyra royalty monetization and acquired Biotie debt, (iii) changes in the fair value of acquired contingent consideration which do not correlate to our actual cash payment obligations in the relevant periods, (iv) expenses that pertain to corporate restructurings which are not routine to the operation of the business, and (v) changes in the fair value of derivative liability relating to the 2024 convertible senior secured notes, which is a non-cash charge and not related to the operation of the business. The Company believes its non-GAAP net income (loss) measure helps indicate underlying trends in the Company's business and is important in comparing current results with prior period results and understanding projected operating performance. Also, management uses this non-GAAP financial measure to establish budgets and operational goals, and to manage the Company's business and to evaluate its performance.

In addition to non-GAAP net income (loss), we have provided 2022 operating expense guidance on a non-GAAP basis, as the guidance excludes restructuring costs and share-based compensation charges. Due to the forward looking nature of this information, the amount of compensation charges needed to reconcile this measure to the most directly comparable GAAP financial measure is dependent on future changes in the market price of our common stock and is not available at this time. Non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP. However, the Company believes that the presentation of this non-GAAP financial measure, when viewed in conjunction with actual GAAP results, provides investors with a more meaningful understanding of our ongoing and projected operating performance because it excludes (i) expenses that pertain to corporate restructurings not routine to the operation of our business, and (ii) non-cash charges that are substantially dependent on changes in the market price of our common stock. We believe this non-GAAP financial measure helps indicate underlying trends in the Company’s business and is important in comparing current results with prior period results and understanding expected operating performance. Also, management uses this non-GAAP financial measure to establish budgets and operational goals, and to manage the Company's business and to evaluate its performance.

About Acorda Therapeutics

Acorda Therapeutics develops therapies to restore function and improve the lives of people with neurological disorders. INBRIJA is approved for intermittent treatment of OFF episodes in adults with Parkinson’s disease treated with carbidopa/levodopa. INBRIJA is not to be used by patients who take or have taken a nonselective monoamine oxidase inhibitor such as phenelzine or tranylcypromine within the last two weeks. INBRIJA utilizes Acorda’s innovative ARCUS® pulmonary delivery system, a technology platform designed to deliver medication through inhalation. Acorda also markets the branded AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg.

Forward-Looking Statements

This press release includes forward-looking statements. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including: we may not be able to successfully market AMPYRA, INBRIJA or any other products under development; the COVID-19 pandemic, including related restrictions on in-person interactions and travel, and the potential for illness, quarantines and vaccine mandates affecting our management, employees or consultants or those that work for other companies we rely upon, could have a material adverse effect on our business operations or product sales; our ability to attract and retain key management and other personnel, or maintain access to expert advisors; our ability to raise additional funds to finance our operations, repay outstanding indebtedness or satisfy other obligations, and our ability to control our costs or reduce planned expenditures; risks associated with the trading of our common stock and our reverse stock split; risks related to our corporate restructurings, including our ability to outsource certain operations, realize expected cost savings and maintain the workforce needed for continued operations; risks associated with complex, regulated manufacturing processes for pharmaceuticals, which could affect whether we have sufficient commercial supply of INBRIJA to meet market demand; our reliance on third-party manufacturers for the production of commercial supplies of AMPYRA and INBRIJA; third-party payers (including governmental agencies) may not reimburse for the use of INBRIJA at acceptable rates or at all and may impose restrictive prior authorization requirements that limit or block prescriptions; reliance on collaborators and distributors to commercialize INBRIJA and AMPYRA outside the U.S.; competition for INBRIJA and AMPYRA, including increasing competition and accompanying loss of revenues in the U.S. from generic versions of AMPYRA (dalfampridine) following our loss of patent exclusivity; the ability to realize the benefits anticipated from acquisitions because, among other reasons, acquired development programs are generally subject to all the risks inherent in the drug development process and our knowledge of the risks specifically relevant to acquired programs generally improves over time; the risk of unfavorable results from future studies of INBRIJA (levodopa inhalation powder) or from other research and development programs, or any other acquired or in-licensed programs; the occurrence of adverse safety events with our products; the outcome (by judgment or settlement) and costs of legal, administrative or regulatory proceedings, investigations or inspections, including, without limitation, collective, representative or class-action litigation; failure to protect our intellectual property, to defend against the intellectual property claims of others or to obtain third-party intellectual property licenses needed for the commercialization of our products; and failure to comply with regulatory requirements could result in adverse action by regulatory agencies.

These and other risks are described in greater detail in our filings with the Securities and Exchange Commission. We may not actually achieve the goals or plans described in our forward-looking statements, and investors should not place undue reliance on these statements. Forward-looking statements made in this press release are made only as of the date hereof, and we disclaim any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, except as may be required by law.

Financial Statements

Acorda Therapeutics, Inc.

Condensed Consolidated Balance Sheet Data

(in thousands)

	March 31,	December 31,
	2022	2021

Assets
Cash and cash equivalents	$31,873	$45,634
Restricted cash - short term	13,393	13,400
Trade receivable, net	11,990	17,002
Other current assets	8,363	7,573
Inventories, net	14,836	18,548
Property and equipment, net	3,639	4,382
Intangible assets, net	328,228	335,980
Restricted cash - long term	6,189	6,189
Right of use assets, net	5,616	6,751
Other assets	11	11
Total assets	$424,138	$455,470

Liabilities and stockholders' equity
Accounts payable, accrued expenses and other current liabilities	$36,096	$39,450
Current portion of lease liability	7,036	8,186
Current portion of royalty liability	1,740	4,460
Current portion of contingent consideration	2,228	1,929
Convertible senior notes	154,764	151,025
Derivative liability related to conversion option	7	37
Non-current portion of acquired contingent consideration	44,172	47,671
Non-current portion of lease liability	3,873	4,086
Non-current portion of loans payable	27,672	27,645
Deferred tax liability	14,117	13,930
Other long-term liabilities	5,914	5,914
Total stockholder's equity	126,519	151,137
Total liabilities and stockholders' equity	$424,138	$455,470

Acorda Therapeutics, Inc.

Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31,
	2022	2021

Revenues:
Net product revenues	$18,575	$25,247
Royalty revenues	3,959	3,615
Total revenues	22,534	28,862

Costs and expenses:
Cost of sales	7,067	11,961
Research and development	1,694	4,749
Selling, general and administrative	26,938	33,968
Amortization of intangible assets	7,691	7,691
Change in fair value of derivative liability	(30)	225
Change in fair value of acquired contingent consideration	(3,023)	(951)
Total operating expenses	40,337	57,643

Operating loss	$(17,803)	$(28,781)

Other expense, (net)	(7,561)	(7,822)
Loss before income taxes	(25,364)	(36,603)
Provision for (benefit from) income taxes	(188)	3,152
Net loss	$(25,552)	$(33,451)

Net loss per common share - basic and diluted	$(1.93)	$(3.53)
Weighted average common shares - basic and diluted	13,251	9,470

Acorda Therapeutics, Inc.

Non-GAAP Net Loss and Net Loss per Common Share Reconciliation

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31,
	2022	2021

GAAP net loss	$(25,552)	$(33,451)
Pro forma adjustments:
Non-cash interest expense (1)	4,040	4,271

Change in fair value of acquired contingent consideration (2)	(3,023)	(951)

Restructuring costs (3)	226	2,124

Change in fair value of derivative liability (4)	(30)	225

Share-based compensation expenses included in Cost of Sales	1	7
Share-based compensation expenses included in R&D	27	166
Share-based compensation expenses included in SG&A	457	534
Total share-based compensation expenses	485	707

Total pro forma adjustments	1,698	6,376

Income tax effect of reconciling items above (5)	(1,871)	(3,732)

Non-GAAP net loss	$(21,983)	$(23,343)

Net loss per common share - basic and diluted	$(1.66)	$(2.46)
Weighted average common shares - basic and diluted	13,251	9,470

(1) Non-cash interest expense related to convertible senior notes, Biotie non-convertible and R&D loans and Fampyra royalty monetization.
(2) Change in fair value of acquired contingent consideration related to the Civitas acquisition.
(3) Costs associated with corporate restructurings which are not routine to the operation of the business.
(4) Change in the fair value of the derivative liability related to the 2024 convertible senior secured notes.
(5) Represents the tax effect of the non-GAAP adjustments.